UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 12, 2005

Openwave Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Seaport Boulevard Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 480-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 12, 2005, Openwave Systems Inc. (“Openwave” or the “Company”) announced the appointment of Harold (Hal) L. Covert, Jr. as Chief Financial Officer of the Company, effective October 1, 2005. In connection with the appointment of Mr. Covert to the position of Chief Financial Officer, the Company and Mr. Covert executed an offer letter dated September 12, 2005.

According to the terms of the offer letter, Mr. Covert’s employment with Openwave will commence September 12, 2005 and Mr. Covert will assume the position of Chief Financial Officer effective October 1, 2005. Under the terms of the offer letter, Mr. Covert is entitled to receive a base salary of $29,166.66 per month (or $350,000 on an annualized basis), a sign-on bonus of $150,000, and will be eligible for a semi-annual incentive cash award under the Company’s Corporate Incentive Plan (“CIP”) with a target equal to 100% (and a maximum payout of 150%) of Mr. Covert’s base salary actually earned for the six month performance period. The actual bonus payout shall be determined based upon the Company’s achievement level against financial and performance objectives. Further, subject to the approval of the Compensation Committee and contingent upon Mr. Covert’s continued employment with Openwave on the applicable vesting dates, Mr. Covert is entitled to receive (i) an option to purchase 300,000 shares of common stock, vesting over a four-year period with 25% to vest on the first anniversary and one forty-eighth to vest on each subsequent month, and (ii) a restricted stock purchase right for 100,000 shares, vesting over four years in equal installments of 25,000 shares on each of the first four anniversaries. The foregoing description of the offer letter is qualified in its entirety by the terms of the offer letter which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Openwave and Mr. Covert also entered into the Company’s standard executive change of control severance agreement, dated September 12, 2005. The agreement provides that 50% of Mr. Covert’s then-unvested options and shares of restricted stock will vest upon a “change of control” (as defined therein), and that, if employment is terminated (other than as a result of death or disability) either by the Company without “cause” (as described therein) or as a result of a “involuntary termination” (as described therein) within the period commencing two month preceding the change of control and ending twenty-four months following the change of control, any remaining unvested options and shares of restricted stock shall vest and Mr. Covert shall receive severance payments equal to one year’s base salary. The foregoing description of the executive change of control severance agreement is qualified in its entirety by the terms of the form of change of control severance agreement which was previously filed as Exhibit 10.17 to Openwave’s Annual Report on Form 10-K dated September 28, 2001, and incorporated herein by reference.

Openwave and Mr. Covert also entered into Openwave’s standard confidential information and invention assignment agreement, dated September 12, 2005. The agreement governs the use of the Company’s confidential information by Mr. Covert and the ownership of intellectual property developed by Mr. Covert while employed by the Company.

On September 12, 2005, Openwave announced the resignation of Joshua Pace as Chief Financial Officer, effective September 30, 2005. In connection with Mr. Pace’s resignation, the Company and Mr. Pace entered into an employment transition and release agreement effective September 12, 2005 (the “Transition Agreement”), which provides for Mr. Pace’s resignation as the Company’s Chief Financial Officer, effective September 30, 2005. The Transition Agreement also provides that, from October 1, 2005 until December 31, 2005 (the “Initial Transition Period”), Mr. Pace will continue to serve as full-time employee advisor to Openwave. Thereafter through December 31, 2006 (the “Subsequent Transition Period”), Mr. Pace will serve as an employee advisor on a part-time basis. During the Initial Transition Period, Mr. Pace is entitled to receive a base salary of $27,500 per month (or $330,000 on an annualized basis) and will continue to be eligible for standard benefits available to full-time Openwave employees, including without limitation, healthcare, insurance, vacation accrual, life insurance and disability insurance. In addition, Mr. Pace will continue to be eligible to participate in the CIP, with a target bonus of 60% of his base salary, and will be entitled to a one-time bonus of $150,000 on September 30, 2005, as set forth in the Employment Offer Letter Agreement between the Company and Mr. Pace, dated February 28, 2005. Additionally, Mr. Pace will continue to vest in his outstanding options and restricted stock (the “Equity Awards”). During the Subsequent Transition Period, Mr. Pace is entitled to receive a base salary of $27,500 per month (or $330,000 on an annualized basis) and will receive standard benefits available to part-time Openwave employees. In addition, Mr. Pace will receive an incentive bonus equal to 60% of his base salary, regardless of actual Company performance, and will continue to vest in the Equity Awards through the end of the Subsequent Transition Period. Upon termination of Mr. Pace’s employment by Openwave for cause (as defined in the Transition Agreement) or by Mr. Pace prior to December 31, 2006 for any reason, Openwave shall not be obligated to make any further payments or provide benefits, except as required by law or pursuant to the Company’s standard director and officer indemnification arrangements. If Openwave terminates Mr. Pace’s employment without cause prior to December 31, 2006, Mr. Pace shall be entitled to receive his base salary and specified benefits through December 31, 2006, and such portion of his Equity Awards as would have vested by December 31, 2006 absent such termination, shall become immediately vested on the termination date. Additionally, if Mr. Pace fails to cure a material breach of the confidentiality or non-compete provisions of the Transition Agreement within 10 days written notice of such breach: (i) the Company may cease all future payments and benefits to Mr. Pace, (ii) all Equity Awards shall expire and (iii) the Company may require Mr. Pace to refund payments and benefits, if any, provided pursuant to the termination provisions of the Transition Agreement. In consideration of the foregoing, Mr. Pace executed a general release of claims in favor of the Company.

Except as set forth therein, the Transition Agreement supercedes all prior employment agreements between the Company and Mr. Pace. The foregoing description is qualified in its entirety by the terms of the Transition Agreement which is filed herewith as Exhibit 10.3 and incorporated herein by reference.

Item 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

The Transition Agreement supersedes the Employment Offer Letter Agreement between Mr. Pace and the Company dated February 28, 2005, the Change of Control Severance Agreement between Mr. Pace and the Company dated July 27, 2004, and all other agreements, plans, programs, policies and arrangements relating to the terms of Mr. Pace’s employment with the Company. The material terms of the Transition Agreement are described under Item 1.01 above and incorporated by reference into this Item 1.02.

Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b)

On September 12, 2005, Openwave announced the appointment of Harold (Hal) L. Covert, Jr. as Chief Financial Officer of Openwave, effective October 1, 2005. Mr. Covert previously served as a Director, Chairman of the Audit Committee and member of Nominating & Corporate Governance Committee. Mr. Covert resigned from the Board and ceased all Board Committee assignments effective September 12, 2005. Effective September 12, 2005, Bernard Puckett will serve as the Chairman of the Audit Committee. Mr. Pucket currently serves as the Chairman of the Board of Directors and member of the Audit Committee and previously served as Chairman of the Audit Committee prior to Mr. Covert being elected Chairman of the Audit Committee in April 2003. A copy of the related press release is attached as Exhibit 99.1 hereto and incorporated by reference into this Item 5.02(b).

On September 12, 2005, Openwave announced the resignation of Joshua Pace as Chief Financial Officer of Openwave, effective September 30, 2005. Mr. Pace has agreed to continue his employment with Openwave as a full-time advisor from October 1, 2005 to December 31, 2005, and as a part-time advisor thereafter through December 31, 2006. The material terms of Mr. Pace’s continued employment with Openwave are described under Item 1.01 above, which description is incorporated by reference into this Item 5.02(b).

(c)

On September 12, 2005, Openwave announced the appointment of Harold (Hal) L. Covert, Jr. as Chief Financial Officer of Openwave, effective October 1, 2005. Mr. Covert, age 57, previously served as a Director, Chairman of the Audit Committee and member of Nominating & Corporate Governance Committee of Openwave from April 2003 until his appointment as Chief Financial Officer. Prior to his appointment as Chief Financial Officer of Openwave, Mr. Covert served as Chief Financial Officer of Fortinet, Inc., a security software company, from September 2003 to September 2005. Mr. Covert formerly served as Chief Financial Officer of Extreme Networks, Inc., a network infrastructure equipment provider, from August 2001 to September 2003, and remained in a consulting capacity with Extreme Networks until March 2004. At Extreme Networks, Mr. Covert was responsible for management of its financial operations and information technology systems. Mr. Covert has over 25 years of experience in the high-tech industry, and has held the positions of Chief Financial Officer at Silicon Graphics, Inc. from July 2000 to July 2001, and Executive Vice President and Chief Financial Officer at Adobe Systems, Inc. from 1998 to 2000. Mr. Covert holds an MBA from Cleveland State University, a Bachelor of Science in Business Administration from Lake Erie College and is a Certified Public Accountant.

The material terms of Mr. Covert’s employment with Openwave are described under Item 1.01 above, which description is incorporated by reference in this Item 5.02(c). A copy of the related press release is attached as Exhibit 99.1 hereto and incorporated by reference into this Item 5.02(c).

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description
10.1	Employment Offer Letter Agreement by and between Openwave and Harold (Hal) L. Covert, Jr., dated September 12, 2005.

10.2	Form of Executive Change of Control Severance Agreement (incorporated herein by reference to Exhibit 10.17 to the Openwave’s annual report on Form 10-K dated September 28, 2001).

10.3	Employment Transition & Release Agreement by and between Openwave and Joshua Pace, dated September 12, 2005.

99.1	Press Release issued by Openwave Systems Inc. on September 12, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Openwave Systems Inc.

By:	/s/ Gregory J. Wrenn
Name: Gregory J. Wrenn
Title: Senior Vice President and General Counsel

Date: September 12, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Offer Letter Agreement by and between Openwave and Harold (Hal) L. Covert, Jr., dated September 12, 2005.

10.2	Form of Executive Change of Control Severance Agreement (incorporated herein by reference to Exhibit 10.17 to the Openwave’s annual report on Form 10-K dated September 28, 2001).

10.3	Employment Transition & Release Agreement by and between Openwave and Joshua Pace, dated September 12, 2005.

99.1	Press Release issued by Openwave Systems Inc. on September 12, 2005.